Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	March 2, 2016

Almost Family Reports Fourth Quarter and 2015 Results

Louisville, KY, March 2, 2016 –  Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the period from October 3, 2015 to January 1, 2016 and fiscal year 2015.

Fourth Quarter Highlights:

•	Record Net service revenues of approximately $145 million
•	Adjusted earnings from home health operations(1) of $6.2 million, $0.62 per diluted share versus $0.48 in the fourth quarter of 2014
•	Adjusted EBITDA from home health operations(1) of $13.1 million
•	GAAP Net income, including deal and transition costs, attributable to Almost Family, Inc. of $2.8 million, $0.28 per diluted share versus $0.50 in the fourth quarter of 2014
•	Operating cash flow of $7.9 million

Fiscal Year Highlights:

•	Record Net service revenues of approximately $532 million
•	Adjusted earnings from home health operations(1) of $21.4 million, $2.20 per diluted share versus $1.79 in 2014
•	Adjusted EBITDA from home health operations(1) of $43.9 million
•	GAAP Net income, including deal and transition costs, attributable to Almost Family, Inc. of $20.0 million, $2.05 per diluted share versus $1.45 in 2014
•	Operating cash flow of $21.2 million

(1)See Non-GAAP Financial Measures starting on page 12

Management Comments

William Yarmuth, Chairman and Chief Executive Officer, commented:  “We are exceptionally pleased with the overall progress we have made over the course of the last twelve months.  We have completed six meaningful transactions putting nearly $150 million to work in an accretive package of acquisitions.  We are generating record revenues and solid earnings growth, strong cash flows and

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

growth in share value.  I am excited about the portfolio of companies we have brought into our Healthcare Innovations group and look forward to working with them with the goal of more effectively connecting home care to the overall health care delivery system.

Steve Guenthner, President added:  “We are as optimistic as we’ve ever been about the prospects for home health and the opportunities for Almost Family in particular.  The last twelve months have been nearly transformational for our company and we plan to continue our trajectory.  While we have completed a record number of acquisitions over the last twelve months many more opportunities remain available to us.  We have become recognized as a successful consolidator in a consolidating industry, with strong access to low cost capital and a proven track record for integration.  On the acquisition front we will continue to actively seek quality acquisition candidates that meet our profile.  On the regulatory front, we will continue to work with regulators at the national and state level to propose, and help enact, good policies that enhance program integrity, save program dollars and promote quality of life for our patients.  ”

Yarmuth concluded:    “While we’re proud of our success, we have meaningful work ahead of us in 2016 making improvements to our existing business, adapting to the challenges of the newly implemented Value Based Purchasing reimbursement system, further evolving within our Healthcare Innovations group and bringing more quality organizations into our network of quality home care providers.  All of this is instrumental to continuing our overall business development and growth trajectory through 2016 and beyond.  I want to once again welcome the WillCare, Blackstone, Ingenios and LTS teams that joined us over the last year and express my tremendous appreciation to the more than 14,000 Almost Family employees and managers who have made our success possible and on whom the future of our Company depends.”

Fourth Quarter Financial Results

VN segment fourth quarter results include a full quarter of WillCare and a partial quarter of Black Stone.  WillCare and Black Stone contributed $11.9 million in revenue and $2.4 million in contribution to the VN results.  VN segment net revenues increased to $105.4 million from $95.7 million in the prior year as WillCare and Black Stone related revenues were partially offset by lower revenues, primarily related to certain branch closures.  Total Medicare admissions grew by 6% to 23,062 from 21,782, resulting from acquired operations partially offset by a 3% decrease in organic admissions, primarily in Medicare reimbursed on a per-visit basis which declined 12%.  VN segment contribution was $12.9 million or 12.3% of revenue and increased 19.8% over the same period of last year.  During the fourth quarter, we closed eight underperforming VN locations in various markets which lost $0.3 million in the fourth quarter.  Excluding those closed locations, episodic Medicare admissions grew 1% organically as compared to the fourth quarter of 2014.  Excluding closed locations, Medicare admissions outside of Florida episodic grew organically by 4%, while Florida episodic admissions declined 5%.

WillCare and Black Stone contributed $11.2 million in revenue and $1.8 million in contribution to the PC segment results.  PC segment net revenues increased 33.9% to a record $38.6 million in 2015 from $28.9 million in 2014, as acquired WillCare and Black Stone revenues were partially offset by a decline in organic revenues primarily related to changes in a certain Medicaid program in Ohio.  PC segment contribution increased 46.6% as compared to the same period of last year.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

Deal, transition and other costs for 2015 include $3.5 million of deal and transition primarily related to the 2015 acquisitions and $1.3 million costs related to the closure of VN underperforming locations.  Due to the Company’s use of the 52-53 week calendar the fourth quarter of 2015 ended on January 1, 2016 thus including the 2016 New Year’s Day holiday.  This reduced diluted EPS for the quarter by $0.03.

Net cash from operating activities of $7.9 million was generated in the fourth quarter of 2015.

The effective tax rate for the fourth quarter of 2015 was 43.0% compared to 40.8% for the fourth quarter of 2014, primarily due to certain nondeductible deal and transaction costs.

Fiscal Year Financial Results

VN segment net revenues increased $20.3 million, to $401.1 million from $380.8 million in the prior year.  VN segment net revenues were a record high.  Medicare admissions grew by 3.9% to 91,027 from 87,650 of which 1.0% were organic.  VN segment contribution of $49.9 million or 12.4% of revenue increased 16.3% over $42.9 million in the same period of last year.  Fiscal year 2015 includes four months of WillCare and almost two months of Black Stone.  WillCare and Black Stone contributed $15.3 million in revenue and $3.0 million in contribution to the VN results.

During the fourth quarter, we closed eight underperforming VN locations in various markets which lost $1.1 million in 2015.  Excluding those closed locations, episodic Medicare admissions grew 4% organically as compared to 2014.  Excluding closed locations, outside of Florida, episodic Medicare admissions grew organically by 10% while Florida episodic admissions declined 4%.

PC segment net revenues increased $15.2 million or 13.5% to a record $127.7 million in 2015 from $112.5 million in 2014.  PC segment contribution increased 13.8% to a record $14.2 million as compared to $12.5 million in the same period of last year.  WillCare and Black Stone contributed $15.9 million in revenue and $2.5 million in contribution to the PC segment results.

Net cash from operating activities of $21.2 million was generated in 2015.  Investing activities used $83.6 million of cash in acquisitions.  Financing activities include borrowings of $66.1 million for the 2015 acquisitions, less amounts repaid.

The effective tax rate for 2015 was 34.5% compared to 41.0% for 2014.  The lower effective tax rate for the 2015 period was primarily related to the tax treatment of a legal settlement in the third quarter of 2015.  We expect our effective tax rate to normalize at 40.5% going forward.

Due to our use of the 52-53 week calendar, our fiscal 2015 ended on January 1, 2016 thus including the 2016 New Year’s Day holiday.  This reduced diluted EPS for the year by $0.03.

The Year in Review:

•

The last year marked the most acquisitive in Company history, with approximately $150 million invested in and total run-rate revenues of approximately $140 million acquired in a total of 6 transactions with a meaningful impact being made in all of the Company’s operating segments.

•	Home health acquisitions totaling $116 million in revenue and $97 million in total capital

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

deployed were made through three separate transactions in adding the state of New York, and significantly expanding the Company’s presence in Ohio and New Jersey.
•	In February 2015, the Company announced the formation of its HealthCare Innovations (HCI) Segment with its investment in NavHealth following its 2013 acquisition of Imperium Health Management.
•

Acquisition of in-home assessment providers Ingenios (July 2015) and LTS (January 2016) increases total transactions to 4 and a total of $57 million capital deployed.  The Company’s HCI segment is expected to generate positive earnings and cash flows following the LTS transaction.

•

The Company’s access to capital remains strong and balanced with the expansion of its bank credit facility to $175 million earlier in 2015, and the use of $31 million in common equity and $11 million in long-term notes to finance its recent acquisitions.

•	The Company’s annualized run-rate revenues with all acquisitions included is expected to top $630 million, an increase of two-thirds over 2013’s $360 million.

The Company noted that it will continue to aggressively pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(UNAUDITED)

	Three month period ended		Fiscal year ended
	January 1, 2016 (1)	December 31, 2014	January 1, 2016 (1)	December 31, 2014
Net service revenues	$ 145,217	$ 124,756	$ 532,214	$ 495,829
Cost of service revenues (excluding depreciation & amortization)	77,696	66,390	281,842	263,994
Gross margin	67,521	58,366	250,372	231,835
General and administrative expenses:
Salaries and benefits	38,856	35,293	147,849	139,793
Other	18,305	15,822	66,281	62,261
Deal and transition costs	4,835	(703)	4,139	5,304
Total general and administrative expenses	61,996	50,412	218,269	207,358
Operating income	5,525	7,954	32,103	24,477
Interest expense, net	(759)	(365)	(2,006)	(1,442)
Income before income taxes	4,766	7,589	30,097	23,035
Income tax expense	(2,097)	(3,266)	(10,556)	(9,511)
Net income	2,669	4,323	19,541	13,524
Net loss (income) - noncontrolling interests	137	424	468	239
Net income attributable to Almost Family, Inc.	$ 2,806	$ 4,747	$ 20,009	$ 13,763

Per share amounts-basic:
Average shares outstanding	9,775	9,352	9,505	9,333

Net income attributable to Almost Family, Inc.	$ 0.29	$ 0.51	$ 2.11	$ 1.47

Per share amounts-diluted:
Average shares outstanding	10,000	9,474	9,745	9,462

Net income attributable to Almost Family, Inc.	$ 0.28	$ 0.50	$ 2.05	$ 1.45

(1) The Company changed to a 52-53 week reporting calendar in 2015.  As a result, October 3, 2015 to January 1, 2016 and the year ended January 1, 2016 includes the New Year’s Day holiday observed on January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 1, 2016	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,522	$6,886
Accounts receivable - net	92,270	74,602
Prepaid expenses and other current assets	9,672	10,420
TOTAL CURRENT ASSETS	109,464	91,908
PROPERTY AND EQUIPMENT - NET	10,000	5,575
GOODWILL	277,061	192,523
OTHER INTANGIBLE ASSETS	64,629	54,402
OTHER ASSETS	3,615	850
TOTAL ASSETS	$464,769	$345,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,297	$9,257
Accrued other liabilities	42,524	42,326
Current portion - notes payable and capital leases	—	51
TOTAL CURRENT LIABILITIES	54,821	51,634

LONG-TERM LIABILITIES:
Revolving credit facility	113,790	46,447
Deferred tax liabilities	13,094	11,280
Seller Notes	6,556	1,500
Other liabilities	2,608	1,205
TOTAL LONG-TERM LIABILITIES	136,048	60,432
TOTAL LIABILITIES	190,869	112,066

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	3,639	3,639

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 10,125 and 9,574 issued and outstanding	1,013	957
Treasury stock, at cost, 103 and 94 shares	(2,731)	(2,392)
Additional paid-in capital	127,253	105,862
Noncontrolling interest - nonredeemable	(730)	(420)
Retained earnings	145,456	125,546
TOTAL STOCKHOLDERS’ EQUITY	270,261	229,553
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$464,769	$345,258

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	January 1, 2016 (1)	December 31, 2014
Cash flows of operating activities:
Net income	$ 19,541	$ 13,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,208	4,103
Provision for uncollectible accounts	12,743	9,417
Stock-based compensation	2,121	1,814
Deferred income taxes	3,914	5,500
	42,527	34,358
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(17,393)	(25,613)
Prepaid expenses and other current assets	2,402	(647)
Other assets	(585)	165
Accounts payable and accrued expenses	(5,745)	(1,277)
Net cash provided by operating activities	21,206	6,986

Cash flows of investing activities:
Capital expenditures	(3,117)	(1,231)
Cost basis investment	(1,000)	-
Acquisitions, net of cash acquired	(82,578)	(969)
Net cash used in investing activities	(86,695)	(2,200)

Cash flows of financing activities:
Credit facility borrowings	233,425	66,632
Credit facility repayments	(166,082)	(76,185)
Debt issuance fees	(1,161)	-
Proceeds from stock option exercises	128	156
Purchase of common stock in connection with share awards	(338)	(52)
Tax impact of share awards	215	40
Payment of special dividend in connection with share awards	(50)	(35)
Principal payments on notes payable and capital leases	(12)	(702)
Net cash provided by (used in) financing activities	66,125	(10,146)

Net change in cash and cash equivalents	636	(5,360)
Cash and cash equivalents at beginning of period	6,886	12,246
Cash and cash equivalents at end of period	$ 7,522	$ 6,886

(1) The Company changed to a 52-53 week reporting calendar in 2015. As a result, the 2015 period includes a full year plus the New Year's holiday observed January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three months ended
	January 1, 2016 (2)		December 31, 2014		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$105,424	73.2%	$95,724	76.8%	$9,700	10.1%
Personal Care	38,626	26.8%	28,850	23.2%	9,776	33.9%
	144,050	100.0%	124,574	100.0%	19,476	15.6%
Operating income before corporate expenses:
Visiting Nurse	12,916	12.3%	10,779	11.3%	2,137	19.8%
Personal Care	4,600	11.9%	3,137	10.9%	1,463	46.6%
	17,516	12.2%	13,916	11.2%	3,600	25.9%
Healthcare Innovations Operations
Revenue	1,167	100.0%	182	100.0%	985	541.2%
Operating loss before noncontrolling interest	(783)	-67.1%	(408)	-224.2%	(375)	91.9%

Corporate expenses	6,373	4.4%	6,257	5.0%	116	1.9%
Deal and transition costs	4,835	3.3%	(703)	-0.6%	5,538	-787.8%
Operating income	5,525	3.8%	7,954	6.4%	(2,429)	-30.5%
Interest expense, net	(759)	-0.5%	(365)	-0.3%	(394)	107.9%
Income tax expense	(2,097)	-1.4%	(3,266)	-2.6%	1,169	-35.8%
Net income	$2,669	1.8%	$4,323	3.5%	$(1,654)	-38.3%

Adjusted EBITDA from home health operations (1)	$13,067	9.0%	$9,572	7.7%	$3,495	36.5%
Adjusted earnings from home health operations (1)	$6,179	4.3%	$4,478	3.6%	$1,701	38.0%

(1)	See Non-GAAP Financial Measures starting on page 11.
(2)	The Company changed to a 52-53 week reporting calendar in 2015. As a result, the 2015 period includes a full year plus the New Year’s holiday observed January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Year ended
	January 1, 2016 (2)		December 31, 2014		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$401,051	75.8%	$380,788	77.2%	$20,263	5.3%
Personal Care	127,712	24.2%	112,497	22.8%	15,215	13.5%
	528,763	100.0%	493,285	100.0%	35,478	7.2%
Operating income before corporate expenses:
Visiting Nurse	49,872	12.4%	42,899	11.3%	6,973	16.3%
Personal Care	14,170	11.1%	12,453	11.1%	1,717	13.8%
	64,042	12.1%	55,352	11.2%	8,690	15.7%
Healthcare Innovations Operations
Revenue	3,451	100.0%	2,544	100.0%	907	35.7%
Operating loss before noncontrolling interest	(1,217)	-35.3%	(13)	-0.5%	(1,204)	NM

Corporate expenses	26,583	5.0%	25,558	5.2%	1,025	4.0%
Deal and transition costs	4,139	0.8%	5,304	1.1%	(1,165)	-22.0%
Operating income	32,103	6.0%	24,477	4.9%	7,626	31.2%
Interest expense, net	(2,006)	-0.4%	(1,442)	-0.3%	(564)	39.1%
Income tax expense	(10,556)	-2.0%	(9,511)	-1.9%	(1,045)	11.0%
Net income	$19,541	3.7%	$13,524	2.7%	$6,017	44.5%

Adjusted EBITDA from home health operations (1)	$43,938	8.3%	$35,841	7.2%	$8,097	22.6%
Adjusted earnings from home health operations (1)	$21,411	4.0%	$16,924	3.4%	$4,487	26.5%

(1)	See Non-GAAP Financial Measures starting on page 11.
(2)	The Company changed to a 52-53 week reporting calendar in 2015. As a result, the 2015 period includes a full year plus the New Year’s Day holiday observed January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended
	January 1, 2016 (1)		December 31, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	165		160		5	3.1%

All payors:
Patient months	90,354		80,232		10,122	12.6%
Admissions	26,423		24,612		1,811	7.4%
Billable visits	694,783		631,145		63,638	10.1%

Medicare:
Admissions	23,062	87%	21,782	89%	1,280	5.9%
Revenue (in thousands)	$96,897	92%	$91,633	96%	$5,264	5.7%
Revenue per admission	$4,202		$4,207		$(5)	-0.1%
Billable visits	614,182	88%	566,868	90%	47,314	8.3%
Recertifications	12,722		11,913		809	6.8%
Payor mix % of Admissions
Traditional Medicare Episodic	83.2%		84.2%		-1.0%
Replacement Plans Paid Episodically	4.4%		3.3%		1.1%
Replacement Plans Paid Per Visit	12.4%		12.5%		-0.1%

Non-Medicare:
Admissions	3,361	13%	2,830	11%	531	18.8%
Revenue (in thousands)	$8,527	8%	$4,091	4%	$4,436	108.4%
Revenue per admission	$2,537		$1,446		$1,091	75.5%
Billable visits	80,601	12%	64,277	10%	16,324	25.4%
Recertifications	1,310		499		811	162.5%
Payor mix % of Admissions
Medicaid & other governmental	30.1%		25.6%		4.5%
Private payors	69.9%		74.4%		-4.5%

PERSONAL CARE SEGMENT OPERATING METRICS

	Three months ended
	January 1, 2016 (1)		December 31, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	73		61		12	19.7%

Admissions	2,076		1,619		457	28.2%
Patient months of care	36,605		22,858		13,747	60.1%
Billable hours	1,757,886		1,315,575		442,311	33.6%
Revenue per billable hour	$21.97		$21.93		$0.04	0.2%

(1)	The Company changed to a 52-53 week reporting calendar in 2015. As a result, October 3, 2015 to January 1, 2016 includes the New Year’s Day holiday observed on January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Year ended
	January 1, 2016 (1)		December 31, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	163		167		(4)	-2.4%

All payors:
Patient months	333,343		319,430		13,913	4.4%
Admissions	102,381		98,634		3,747	3.8%
Billable visits	2,621,443		2,507,067		114,376	4.6%

Medicare:
Admissions	91,027	89%	87,650	89%	3,377	3.9%
Revenue (in thousands)	$377,724	94%	$365,075	96%	$12,649	3.5%
Revenue per admission	$4,150		$4,165		$(16)	-0.4%
Billable visits	2,356,687	90%	2,259,896	90%	96,791	4.3%
Recertifications	47,999		47,875		124	0.3%
Payor mix % of Admissions
Traditional Medicare Episodic	84.1%		84.0%		0.1%
Replacement Plans Paid Episodically	4.1%		3.4%		0.7%
Replacement Plans Paid Per Visit	11.8%		12.6%		-0.8%

Non-Medicare:
Admissions	11,354	11%	10,984	11%	370	3.4%
Revenue (in thousands)	$23,327	6%	$15,713	4%	$7,614	48.5%
Revenue per admission	$2,055		$1,431		$624	43.6%
Billable visits	264,756	10%	247,171	10%	17,585	7.1%
Recertifications	2,991		1,865		1,126	60.4%
Payor mix % of Admissions
Medicaid & other governmental	30.6%		23.3%		7.3%
Private payors	69.4%		76.7%		-7.3%

PERSONAL CARE SEGMENT OPERATING METRICS

	Year ended
	January 1, 2016 (1)		December 31, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	65		61		4	6.6%

Admissions	6,944		6,458		486	7.5%
Patient months of care	110,082		89,880		20,202	22.5%
Billable hours	5,792,106		5,304,089		488,017	9.2%
Revenue per billable hour	$22.05		$21.21		$0.84	4.0%

(1)	The Company changed to a 52-53 week reporting calendar in 2015. As a result, the 2015 period includes a full year plus the New Year’s Day holiday observed on January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three months ended
	January 1, 2016	December 31, 2014	Change
	Amount	Amount	Amount	%
Medicare enrollees under management	83,133	43,972	39,161	89.1%
ACOs under contract	11	7	4	57.1%
Net loss - noncontrolling interest	$(783)	$(408)	$ (375)	91.9%
Assets	22,024	9,254	12,770	138.0%
Liabilities	(1,525)	191	(1,716)	-898.4%
Non-controlling interest - redeemable	3,639	3,639	-	0.0%
Non-controlling interest - nonredeemable	(144)	(157)	13	-8.3%

	Year ended
	January 1, 2016	December 31, 2014	Change
	Amount	Amount	Amount	%
Medicare enrollees under management	83,133	43,972	39,161	89.1%
ACOs under contract	11	7	4	57.1%
Net loss - noncontrolling interest	$(1,217)	$(13)	$ (1,204)	NM
Assets	22,024	9,254	12,770	138.0%
Liabilities	(1,525)	191	(1,716)	-898.4%
Non-controlling interest - redeemable	3,639	3,639	-	0.0%
Non-controlling interest - nonredeemable	(99)	(5)	(94)	NM

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Earnings from Home Health Operations

Adjusted earnings from home health operations is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted earnings from home health operations provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted earnings from home health operations:

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EARNINGS

FROM HOME HEALTH OPERATIONS

(In thousands)

	Three month period ended		Year ended
(in thousands)	January 1, 2016 (1)	December 31, 2014	January 1, 2016 (1)	December 31, 2014
Net income attributable to Almost Family, Inc.	$2,806	$4,747	$20,009	$13,763

Addbacks:
Deal, transition and other, net of tax	2,997	$(418)	$737	$3,156
Adjusted earnings	5,803	4,329	20,746	16,919
Healthcare Innovations operating loss after NCI, net of tax	376	$149	$665	$5
Adjusted earnings from home health operations	$6,179	4,478	21,411	16,924

Per share amounts-diluted:
Average shares outstanding	10,000	9,474	9,745	9,462

Net income attributable to Almost Family, Inc.	$0.28	$0.50	$2.05	$1.45

Addbacks:
Deal, transition and other, net of tax	0.30	(0.04)	0.08	0.33
Adjusted earnings	0.58	0.46	2.13	1.79
Healthcare Innovations operating loss after NCI, net of tax	0.04	0.02	0.07	0.00
Adjusted earnings from home health operations	$0.62	$0.48	$2.20	$1.79

(1)

The Company changed to a 52-53 week reporting calendar in 2015.  As a result, October 3, 2015 to January 1, 2016 and the year ended January 1, 2016 includes the New Year’s Day holiday observed on January 1, 2016.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

Adjusted EBITDA from Home Health Operations

Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other and Healthcare Innovations operating loss (Adjusted EBTIDA from Home Health Operations) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA from Home Health Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA from Home Health Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

FROM HOME HEALTH OPERATIONS

(In thousands)

	Three month period ended		Year ended
(in thousands)	January 1, 2016 (1)	December 31, 2014	January 1, 2016 (1)	December 31, 2014
Net income from continuing operations	$2,806	$4,747	$20,009	$13,763
Add back:
Interest expense	759	365	2,006	1,442
Income tax expense	2,097	3,266	10,556	9,511
Depreciation and amortization	1,003	938	3,628	4,103
Stock-based compensation from home health operations	666	478	2,121	1,814
Deal and transition costs	4,835	(703)	4,139	5,304
Adjusted EBITDA	12,166	9,091	42,459	35,937
Healthcare Innovations operating loss	901	481	1,479	(96)
Adjusted EBITDA from home health operations	$13,067	$9,572	$43,938	$35,841

(1)

The Company changed to a 52-53 week reporting calendar in 2015.  As a result, October 3, 2015 to January 1, 2016 and the year ended January 1, 2016 includes the New Year’s Day holiday observed on January 1, 2016.

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, New York, Connecticut, Kentucky, New Jersey, Massachusetts, Georgia, Pennsylvania, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 230 branch locations in fifteen U.S. states.

Almost Family Reports Fourth Quarter and Fiscal Year 2015 Results

March 2, 2016

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2014, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” With regard to the Company’s investment in development-stage enterprises in its Healthcare Innovations segment, there can be no assurance that it’s operational and developmental objectives will be realized or that the Company’s investments will result in future returns.  The Company undertakes no obligation to update or revise its forward-looking statements.